EXHIBIT 5

                                                                  March 15, 1996



Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, NJ  07004

Gentlemen:

         We have acted as your counsel in connection with the preparation and filing of your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 1,500,000 shares of your Common Stock, $.01 par value ("Common Stock").

         We have examined such documents and questions of law that we have deemed necessary or appropriate for the purposes of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to our opinion, we have relied upon statements of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the 549,750 shares of Common Stock issuable upon the exercise of options granted under the Plan and the 950,250 shares of Common Stock issuable upon the exercise of options which may be granted under the Plan have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the options, will be validly issued, fully paid and non-assessable, and will have the characteristics described in the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,

                                              BECKER ROSS STONE
                                              DESTEFANO & KLEIN


                                               By /s/Jesse Margolin
                                                  -------------------------
                                                  Jesse Margolin, a Partner